Exhibit 99.1

Twin Disc, Incorporated Announces Pricing of Follow-On Public Offering of Common Stock

September 20, 2018

RACINE, Wis. Sept. 20, 2018 (GLOBE NEWSWIRE) – Twin Disc, Incorporated (Nasdaq: TWIN) (“Twin Disc” or “the Company”), a global leader in power transmission technology for marine and land-based applications, today announced the pricing of an underwritten public offering of $30 million of shares of its common stock at a public offering price of $22.50 per share. Twin Disc will receive all of the proceeds from the offering less underwriting discounts and commissions and other offering expenses payable by the Company. In addition, Twin Disc granted the underwriters a 30-day option to purchase up to an additional $4.5 million of shares of common stock of the Company at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about September 25, 2018, subject to customary closing conditions.

Twin Disc intends to use the net proceeds from the offering to pay down existing indebtedness, which will make available other Company resources for general corporate and working capital purposes, including potentially funding future acquisitions.

Baird is acting as sole active book-running manager for the offering. Oppenheimer & Co. Inc. is acting as joint book-running manager for the offering.

The securities described above are being offered by Twin Disc pursuant to a shelf registration statement on Form S-3 (No. 333-227130) that was declared effective by the Securities and Exchange Commission (“SEC”) on September 14, 2018. A preliminary prospectus supplement relating to the securities sold in this offering was filed with the SEC on September 17, 2018. A final prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website at www.sec.gov. Copies of the final prospectus supplement may also be obtained from: Robert W. Baird & Co. Incorporated, Attention: Syndicate Department, 777 East Wisconsin Avenue, Milwaukee, WI 53202, by telephone at (800) 792-2473, or by email at syndicate@rwbaird.com; or Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Twin Disc, Incorporated

Twin Disc, Incorporated designs, manufactures and sells marine and heavy-duty, off-highway power transmission equipment. Products offered include: marine transmissions, surface drives, propellers and boat management systems, as well as power-shift transmissions, hydraulic torque converters, power take-offs, industrial clutches and control systems. The Company sells its products to customers primarily in the pleasure craft, commercial and military marine markets, as well as in the energy and natural resources, government and industrial markets. The Company's worldwide sales to both domestic and foreign customers are transacted through a direct sales force and a distributor network.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those provisions. These statements include the terms of the offering or its completion, if at all. These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "seek," "should," "would," "will," and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major customers, deteriorating of general economic or political conditions, difficulties realizing the anticipated benefits and synergies from the Veth acquisition and managing our expanded operations following the acquisition, competition and other business conditions in the industries in which we operate, adverse changes in the Company's relationships with its distributors and suppliers, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, significant liabilities or costs associated with litigation or other legal proceedings, the restrictions imposed upon our business as a result the restrictive covenants contained in our credit agreements, the negative effects that global capital and credit market issues may have on our liquidity, the costs of borrowing on our operations as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2018, filed on August 27, 2018 as amended on August 31, 2018, and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Contact:

Jeffrey S. Knutson
(262) 638-4242